EXHIBIT 10.10

AGREEMENT, ACKNOWLEDGMENT AND CONSENT

AMHN and the Guarantor hereby (i) acknowledge, agree and reaffirm that (a) the Loan Documents constitute legal, valid and binding obligations of AMHN and the Guarantor, enforceable against each of them in accordance with their terms, (b) AMHN and the Guarantor are liable, without defense, offset or counterclaim of any kind or nature to Seatac in an amount equal to the Debt, and (c) the Debt is secured by a properly perfected first priority security interest in all of the assets of AMHN and the Guarantor, (ii) acknowledge and agree that AMHN and the Guarantor are in default under the Loan Documents, and (iii) waive any notice required (or any noncompliance with any notice requirement) under Utah and Delaware statutes.

Each of AMHN and the Guarantor does hereby release and forever discharge Seatac and (a) all affiliates, subsidiaries (direct and indirect) parent companies (direct and indirect) and controlling persons of Seatac, (b) all present and former officers, directors, stockholders, partners, employees, attorneys, agents and other representatives of Seatac, and each of the persons and entities referenced in clause (a), and (c) all predecessors, successors, successors-in-interest, assigns, heirs, executors, administrators and representatives of Seatac, and the persons and entities referenced in either of clauses (a) or (b), from any and all Claims (as defined below). As used herein, the term “Claims” shall be interpreted in it broadest possible sense and shall mean any and all actions, causes of action, counterclaims, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, rights, claims, demands, liabilities, losses, rights to reimbursement, subrogation, indemnification or other payment, costs or expenses, whether in law or in equity, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, and whether representing a past, present or future obligation, that are connected with, arise out of, relate to or are otherwise based as a whole or in pat on any acts, omissions, facts, matters, transactions or occurrences prior to the date hereof, directly or indirectly relating to any aspect of any of the dealings or relationships between AMHN or the Guarantor, on the one hand, and Seatac and the other persons or entities listed in clauses (a)-(c) above, on the other hand. Without limiting the generality of the foregoing, the terms “Claims” shall include the Loan Documents. Each of AMHN and the Guarantor further agree not to exercise any right or remedy or take any action whatsoever (whether directly or indirectly, individually or in participation with others) against Seatac, and the other persons or entities listed in clauses (a)-(c) with respect to the Claims.

AMHN and the Guarantor further agree to execute such further documents and perform such further acts as may be reasonably necessary to effect the transfer of Collateral to Seatac, including, without limitation, (a) executed a transfer and assignment of the AMHN Mark in a form reasonably acceptable to Seatac, (b) executing a joint instruction to escrow agent in order to release the America’s Minority Health Network, Inc. stock certificate from escrow under the Pledge Agreement and delivering same, duly endorsed for transfer or with a duly executed stock power attached, together with any applicable stamp taxes or transfer fees, and (c) delivering all books and records of America’s Minority Health Network, Inc. in the possession of AMHN to Seatac.

By signing below, Seatac and the Guarantor agree to the foregoing and consent to Seatac’s acceptance of the Collateral in full satisfaction of the $981,438.76 Debt as described herein. AMHN understands that it will continue to be indebted to Seatac for trade payables in the amount of $455,061 after Seatac has accepted the Collateral in satisfaction of the Debt related to the April 2010 Note.

Dated this 30th day of July, 2010.

AMHN, INC.

/s/ Robert Cambridge
By:
Robert Cambridge
Chief Executive Officer

GUARANTOR:

AMERICA’S MINORITY HEALTH NETWORK, INC.

/s/ Shaneeka James
By:
Shaneeka James
Chief Executive Officer

SCHEDULE 1

THE NOTE AND RELATED CHARGES

Note	Principal Amount	Accrued and Unpaid Interest	Total Value
Accrued and Unpaid Interest on Prior Loans		$17,386.99 (through March 31, 2010)	$17,386.99
Secured Promissory Note Dated April 1, 2010	$800,000.00	$2,630.14 (through April 30, 2010)	$802,630.14
Additional Advance on April 30, 2010 under Secured Promissory Note Dated April 1, 2010	$50,000.00	$2,909.59 (through May 31, 2010)	$52,909.59
Additional Advance on May 27, 2010 under Secured Promissory Note Dated April 1, 2010	$50,000.00	$2,958.90 (through June 30, 2010)	$52,958.90
6% Late Fee on Unpaid Balance	$55,553.14		$55,553,14
TOTAL	$955,553.14	$25,885.62	$981,438.76

SCHEDULE 2

THE COLLATERAL

1.

All rights, title and interest of AMHN in the 1,000 shares of common stock of America’s Minority Health Network, Inc. represented by shares certificate number 1, which is held by Smith & Associates as escrow agent pursuant to the Pledge Agreement.

2.	All rights, title and interest of AMHN and America’s Minority Health Network, Inc. in the mark “America’s Minority Health Network, Inc.” and the goodwill associated with such mark.

3.	All books and records of America’s Minority Health Network, Inc. held by AMHN.

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